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                                                                   EXHIBIT 24(B)

                  INTERNATIONAL BUSINESS MACHINES CORPORATION
                          CERTIFICATE OF THE SECRETARY

    I, Daniel E. O'Donnell, the undersigned Vice President, Assistant General Counsel and Secretary of International Business Machines Corporation, a New York Corporation, do hereby certify as follows:

    Attached hereto as Exhibit A is a true copy of the resolutions adopted by the Board of Directors of International Business Machines Corporation, authorizing the officers of the Corporation to execute the Registration Statement, to which this certificate is attached as an exhibit, by power of attorney.

    IN WITNESS WHEREOF, I have executed this certificate as of this 21st day of January, 2003.

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
                                                       By:  /s/ DANIEL E. O'DONNELL
                                                            -----------------------------------------
                                                            Daniel E. O'Donnell
                                                            Vice President, Assistant General Counsel
                                                            and Secretary
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                                                                       EXHIBIT A

                             RESOLUTIONS REGARDING
                        SEC UNIVERSAL SHELF REGISTRATION

    RESOLVED, that the Board of Directors of the Corporation hereby authorizes (in addition to the authority previously granted by resolutions of the Board of Directors, all of which other resolutions remain in full force and effect) the issuance and sale by the Corporation during the period beginning on the date hereof through and including the date on which all Securities authorized under these resolutions are issued (the "Period") $20 billion of: (a) notes, debentures or other debt instruments (the "Indebtedness"); (b) shares of preferred stock, $.01 par value, of the Corporation (the "Preferred Stock") or depositary shares representing ownership of and entitlement to all rights and preferences of a fraction of a share of Preferred Stock (the "Depositary Shares"); (c) shares of Capital Stock, $0.20 par value, of the Corporation (the "Capital Stock"); and (d) warrants or other rights to acquire Capital Stock, Preferred Stock or Indebtedness of the Corporation or securities of any other corporation (the "Warrants"). The Indebtedness, Preferred Stock, Depositary Shares, Capital Stock and Warrants shall sometimes hereinafter be referred to collectively as the "Securities." The issuance of any Securities hereunder shall require the prior approval of the Senior Vice President and General Counsel or such other person as may be designated by the General Counsel from time to time; and be it further

    RESOLVED, that the Indebtedness, for purposes of these resolutions, shall exclude all debt having a maturity of less than one year at the time of issuance, all notes issued to banks pursuant to lines of credit, and all debt which is privately placed or sold pursuant to an exemption from the U.S. securities laws. The Indebtedness shall include, without limitation, debt denominated in U.S. dollars or in a foreign currency computed at a conversion rate prevailing on dates determined by either the Chief Executive Officer, the Senior Vice President and Chief Financial Officer, the Vice President and Treasurer, or any Assistant Treasurer, to be relevant to the issuance of such Indebtedness, with such Indebtedness to be registered under the Securities Act of 1933, or sold pursuant to an exemption therefrom or outside the scope thereof; and be it further

    RESOLVED, that the Chief Executive Officer, the Senior Vice President and Chief Financial Officer, the Vice President and Treasurer, and any Assistant Treasurer, or any of them acting individually, be, and they hereby are, delegated full power and authority to authorize and approve during the Period the issuance of Indebtedness of the Corporation pursuant to the foregoing resolutions and, in connection therewith, to determine the terms and provisions of such Indebtedness and of the issuance and sale thereof, including, without limitation, the following: (i) the principal amount of such Indebtedness,
(ii) the final maturity date of such Indebtedness and any sinking fund or other repayment provisions, (iii) the effective rate of interest of such Indebtedness,
(iv) the price at which such Indebtedness shall be sold by the Corporation,
(v) the provisions, if any, for the redemption of such Indebtedness and the premiums, if any, to be paid upon any such redemption, (vi) the right to convert such Indebtedness into or exchange such Indebtedness for shares or other securities of the Corporation or any other corporation or to issue warrants or other rights to acquire shares or other securities of the Corporation or any other corporation in conjunction with such Indebtedness, and all terms of such conversion or exchange provisions or warrants or other rights, including the conversion, exchange or exercise prices and any antidilution provisions, and the authorization of the issuance of any shares and the delivery of such shares or other securities of the Corporation or any other corporation upon the conversion or exchange of such Indebtedness or the exercise of such warrants or other rights, (vii) the form, terms and provisions of any indentures, fiscal agency agreements or other instruments under which such Indebtedness may be issued and the banks or trust companies to act as trustees, fiscal agents and paying agents thereunder, (viii) the preparation and filing of all documents necessary or appropriate in connection with the registration of the Indebtedness under the Securities Act of 1933, the qualification of an indenture under the Trust Indenture Act of 1939 and the qualification under any other applicable Federal, foreign, state, local or other governmental requirements, (ix) the preparation of any offering memorandum or other descriptive material relating to the issuance of such
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Indebtedness, (x) the listing of the Indebtedness on any United States or non-United States stock exchange, and (xi) underwriting arrangements; and be it further

    RESOLVED, that the Executive Committee of the Board of Directors, is delegated, without further action of the Board of Directors, full power and authority to authorize the issuance and sale by the Corporation during the Period of Capital Stock, Preferred Stock and Depositary Shares. In connection therewith, the Executive Committee be, and it hereby is, delegated full power and authority to determine the terms and provisions of the Preferred Stock and of the issuance and sale thereof, including, without limitation, with respect to: (I) whether the holders thereof shall be entitled to cumulative, noncumulative or partially cumulative dividends and, with respect to shares entitled to dividends, the dividend rate or rates, including, without limitation the methods and procedures for determining such rate or rates, and any other terms and conditions relating to such dividends, (ii) whether, and if so to what extent and upon what terms and conditions, the holders thereof shall be entitled to rights upon the liquidation of, or upon any distribution of the assets of, the Company, (iii) whether, and if so upon what terms and conditions, such shares shall be convertible into, or exchangeable for, shares or other securities of the Corporation or any other corporation, (iv) whether, and if so upon what terms and conditions, such shares shall be redeemable, (v) whether the shares shall be redeemable and subject to any sinking fund provided for the purchase or redemption of such shares and, if so, the terms of such fund,
(vi) whether the holders thereof shall be entitled to voting rights and, if so, the terms and conditions for the exercise thereof, subject to the provisions of
Section 2(f) of Article Four of the Certificate of Incorporation, and
(vii) whether the holders thereof shall be entitled to any other preferences or rights and, if so, the qualifications, limitations, or restrictions of such preferences or rights; and be it further

    RESOLVED, that the Executive Committee of the Board of Directors, is delegated, without further action of the Board of Directors, full power and authority to authorize the issuance and sale by the Corporation during the Period of Warrants, and the Executive Committee be, and it hereby is, delegated power and authority to determine the terms and provisions of the Warrants and of the issuance and sale thereof, including, without limitation, with respect to:
(I) whether such warrants will be for Indebtedness, Preferred Stock, Depositary Shares or Capital Stock, and (ii) the form, terms and provisions of any warrant agreements; and be it further

    RESOLVED, that the proper officers of the Corporation yes, all quiet be, and hereby are, authorized, and directed to prepare for filing with the Securities and Exchange Commission (the "SEC"), Washington, D.C., under the provisions of the Securities Act of 1933, a shelf registration statement pursuant to Rule 415 under the Securities Act of 1933, for $20 billion authorized herein of Indebtedness, Preferred Stock, Depositary Shares, Capital Stock and Warrants (collectively the "Securities") of the Corporation that may be issued in the future pursuant to these resolutions, and that each of Louis V. Gerstner, Jr., Samuel J. Palmisano, Edward M. Lineen, John R. Joyce, Robert F. Woods, Jesse J. Greene, Jr., Daniel E. O'Donnell, Andrew Bonzani and Cassio A. Calil, be, and each of them is hereby vested with full power to act, together or each without the others, in any and all capacities, in the name and on behalf of the Corporation to sign, or cause to be signed electronically, such registration statement (which may constitute one or more post-effective amendments to registration statements previously filed with the SEC) and any and all amendments to the aforementioned registration statement, and to file said registration statement and amendments thereto so signed with all exhibits thereto, and any and all other documents in connection therewith, with the SEC, and all actions in connection with the preparation, execution and filing of said registration statement with the SEC on behalf of and as attorneys for the Corporation are hereby ratified, approved and adopted in all respects; and be it further

    RESOLVED, that in connection with the filing of the current shelf registration statement, the Corporation is hereby authorized under Rule 457(p) of the Securities Act of 1933, to use any and all amounts which were previously paid to the SEC by IBM Credit Corporation, the Corporation's wholly-

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owned subsidiary, in connection with its shelf registration statements (SEC File
No. 333-86615), and which amounts will properly be available to the Corporation upon deregistration of SEC File No. 333-86615; and be it further

    RESOLVED, that the proper officers of the Corporation be, and they hereby are, authorized in the name and on behalf of the Corporation, to take any and all action which they may deem necessary or advisable in order to effect the registration or qualification (or exemption therefrom) of the Securities for issue, offer, sale or trade under the Blue Sky or securities laws of any of the States of the United States of America as well as in any foreign jurisdiction and political subdivisions thereof, and in connection therewith to execute, acknowledge, verify, deliver, file or cause to be published any applications, reports, consents to service of process, appointments of attorneys to receive service of process and other papers and instruments which may be required under such laws, and to take any and all further action which they may deem necessary or advisable in order to maintain any such registration, qualification or exemption for as long as they deem necessary or as required by law, and that the execution by such officers of any such paper or document, or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from the Corporation and the ratification by the Corporation of the papers and documents so executed and the actions so taken; and be it further

    RESOLVED, that the Corporation is hereby authorized to list the Securities on any public exchanges, and that the proper officers of the Corporation are hereby authorized on behalf of the Corporation to execute all listing applications, fee agreements and other documents in connection with the foregoing; and be it further

    RESOLVED, that the proper officers of the Corporation be, and they hereby are, authorized to take all such further action and to execute all such further instruments and documents in the name and on behalf of the Corporation and under its corporate seal or otherwise, and to pay all expenses and taxes as in their judgment shall be necessary, proper or advisable in order fully to carry out the intent and accomplish the purposes of the foregoing Resolutions; and be it further

    RESOLVED, that the proper officers of the Corporation shall have the authority to further delegate, in whole or in part, the authority provided in these Resolutions to any other officer or employee of the Corporation or its subsidiaries.

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